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                                                                    EXHIBIT 99.2

               REGIONS FINANCIAL CORPORATION COMMON STOCK PROXY


  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF REGIONS FINANCIAL CORPORATION
    FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 11, 1996



                                       The undersigned hereby appoints
                                       ___________ or  ______________, or any
                                       of them, with individual power of
                                       substitution, proxies to vote all shares of Common Stock of Regions Financial Corporation ("Regions") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Regions to be held at Regions Training Center, 298 West Valley Avenue, Birmingham, Alabama, on January 11, 1996, at 10:00 A.M., Local Time, and any adjournment thereof.

        SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF THE SPECIAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS AS SPECIFIED ON THIS CARD AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF PROPOSAL 1.

1. FOR [ ], or AGAINST [ ], or ABSTAIN FROM VOTING ON [ ] a proposal to approve the issuance of shares of $0.625 par value common stock of Regions ("Regions Common Stock") in connection with the proposed acquisition of First National Bancorp, a Georgia corporation ("First National"), by Regions in accordance with the Agreement and Plan of Reorganization, dated as of October 22, 1995, by and between Regions and First National, pursuant to which (i) First National will merge (the "Merger") with and into Regions Merger Subsidiary, Inc., a wholly owned subsidiary of Regions, (ii) each share of the $1.00 par value common stock of First National issued and outstanding at the effective time of the Merger will be exchanged for 0.76 of a share of Regions Common Stock, subject to possible adjustment, and cash in lieu of any fractional share, and (iii) Regions will assume the obligations of First National under various stock plans and programs and adopt substitute plans where appropriate, all as more fully described in the Joint Proxy Statement/Prospectus.


        PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY PROMPTLY
                          IN THE ENVELOPE FURNISHED.

                                       Please sign exactly as name appears
                                       below.  When shares are held by joint
                                       tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       DATED: __________________, 199__

                                       ________________________________________
                                       Signature

                                       ________________________________________
                                       Signatures if held jointly